                                   LAW OFFICES
                             RICHARD P. GREENE, P.A.
                             INTERNATIONAL BUILDING
                           2455 EAST SUNRISE BOULEVARD
                                    SUITE 905
                         FORT LAUDERDALE, FLORIDA 33304
                                     ------
                            TELEPHONE: (954) 564-6616
                               FAX: (954) 561-0997

                                                     May 4, 2001

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

               Re:Southern States Power Company, Inc.

Gentlemen:

         Reference is made to the Post Effective Amendment Number One to the
Registration Statement on Form S-8 (the "Registration Statement") of Southern
States Power Company, Inc. (the "Company"), filed by the Company with the
Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").  The Registration Statement relates to the registration and distribution of up to 2,583,100 shares (the "Shares") of common stock, $.001 par value per share of the Company pursuant to Agreements.

         We have acted as counsel to the Company only in connection with the preparation of the Post Effective Amendment Number One to the Registration
Statement pursuant to which the Shares were registered, and in so acting, have examined the originals and copies of corporate instruments, certificates and other documents of the Company and interviewed representatives of the Company to the extent we deemed it necessary, in order to form the basis for the opinion hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures and authenticity of all documents submitted to us as certified or photostatic copies.  As to all questions of fact material to this opinion which have not been independently established, we have relied upon statements or certificates of officers or representatives of the Company.

         Of the 810,520 shares previously registered, additional shares are being registered to adjust to the change of price of the common stock subsequent to the initial filing.

U.S. Securities and Exchange Commission
Page Two

         Based upon the foregoing, we are of the opinion that:

         1.  The 2,5383,100 shares of the Company registered with the Securities and Exchange Commission, having been issued and sold pursuant to the
Registration Statement, are fully paid and non-assessable and there will be no personal liability to the owners thereof.

         This law firm hereby consents to the use of this opinion in connection with the Company's Registration Statement and the inclusion of this opinion as an Exhibit thereto.

                                                     Very truly yours,

                                                     RICHARD P. GREENE, P.A.

                                                     /s/ Richard P. Greene
                                                        --------------------
                                                     Richard P. Greene
                                                     For the Firm